Exhibit 10.19

FIRST AMENDMENT
TO
LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made and entered into as of May 24, 2011 by and between WILDCAT MINING CORPORATION, a Nevada corporation, and its successors and assigns ("Borrower") and ANTHONY GARAVUSO, LUIGI and TOMASINA PANICOLA, joint tenants with right of survivorship, and SOTIRIOS AND SZILVIA DARABUKAS, joint tenants with right of survivorship, (collectively, "Lenders").).

R E C I T A L S:

WHEREAS, Borrower and Lenders desire to amend and revise that certain Loan Agreement dated March 21, 2011 entered into by and among Borrower and Lenders (the "Agreement").

NOW, THEREFORE, in consideration of the foregoing and the mutual benefits to be derived from this Amendment, the parties hereto hereby agree as follows:

1.           Amendment of the Agreement.  Pursuant to Section 6.03 of the Agreement:

(a)	The first recital is deleted and replaced with the following:

WHEREAS, Lenders have agreed, on the terms and subject to the conditions hereinafter set forth, to lend Borrower the aggregate principal amount of One Hundred Sixty Thousand and No/100 Dollars ($160,000.00) (the "Loans");

(b)	The definition of "Notes" in Section 1.01 is deleted and replaced with the following:

"Notes" shall mean the subordinated secured promissory notes executed by Borrower in favor of Lenders in the aggregate principal amount of the Loans, and all amendments and modifications thereto, in the form attached as Exhibit A.

(c)	Section 3.01 is revised as follows:

The phrase "or such later date as agreed to by Borrower" is added after the word "Agreement"

(d)	Section 3.02(a) is deleted and replaced with the following:

Amount of Notes.  The aggregate principal balance of the Notes shall be One Hundred Sixty Thousand and No/100 Dollars ($160,000.00) ("Principal Balance").

2.           Continued Effect of the Agreement.  All provisions of the Agreement, except as modified by this Amendment, shall remain in full force and effect and are reaffirmed.  Other than as stated in this Amendment, this Amendment shall not operate as a waiver of any condition or obligation imposed on the parties under the Agreement.

3.           Interpretation of Amendment.  In the event of any conflict, inconsistency, or incongruity between any provision of this Amendment and any provision of the Agreement, the provisions of this Amendment shall govern and control.

    4.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement.  A facsimile or e-mailed ".pdf" data file copy of an original written signature shall be deemed to have the same effect as an original written signature.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Loan Agreement as of the date first set forth above.

BORROWER: WILDCAT MINING CORPORATION, a Nevada corporation
By: /s/ Roger Tichenor
Roger Tichenor
President

LENDERS:

/s/ Anthony Garavuso
Anthony Garavuso

/s/ Luigi Panicola
Luigi Panicola

/s/ Tomasina Panicola
Tomasina Panicola

/s/ Sotirios Darabuka
Sotirios Darabukas

/s/ Szilvia Darabukas
Szilvia Darabukas